Exhibit 99.1

FIRST CAPITAL, INC. REPORTS RECORD QUARTERLY EARNINGS

Corydon, Indiana — (BUSINESS WIRE) — October 24, 2025.  First Capital, Inc. (the “Company”) (NASDAQ:  FCAP), the holding company for First Harrison Bank (the “Bank”), today reported net income of $4.5 million, or $1.34 per diluted share, for the quarter ended September 30, 2025, compared to net income of $2.9 million, or $0.87 per diluted share, for the quarter ended September 30, 2024.

Results of Operations for the Three Months Ended September 30, 2025 and 2024

Net interest income after provision for credit losses increased $2.1 million for the quarter ended September 30, 2025 compared to the same period in 2024.  Interest income increased $1.4 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.59% for the quarter ended September 30, 2024 to 4.94% for the same period in 2025, in addition to an increase in the average balance of interest-earning assets from $1.17 billion for the quarter ended September 30, 2024 to $1.20 billion for the same period in 2025.  Interest expense decreased $397,000 when comparing the two periods.  The average cost of interest-bearing liabilities decreased from 1.87% for the quarter ended September 30, 2024 to 1.66% for the same period in 2025, while the average balance of interest-bearing liabilities increased from $875.8 million for the quarter ended September 30, 2024 to $891.3 million for the same period in 2025. As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.19% for the quarter ended September 30, 2024 to 3.71% for the same period in 2025. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the quarter ended September 30, 2024 to the quarter ended September 30, 2025.

Based on management’s analysis of the Allowance for Credit Losses (“ACL”) on loans and unfunded loan commitments, the provision for credit losses decreased from $463,000 for the quarter ended September 30, 2024 to $150,000 for the quarter ended September 30, 2025. The Bank recognized net charge-offs of $17,000 and $64,000 for the quarters ended September 30, 2025 and 2024, respectively.

Noninterest income increased $506,000 for the quarter ended September 30, 2025 as compared to the quarter ended September 30, 2024 primarily due to the Company recognizing a $150,000 gain on equity securities for the quarter ended September 30, 2025 compared to a $196,000 loss on equity securities for the quarter ended September 30, 2024.  In addition, the Company recognized a $119,000 increase in gains on sale of loans as well as an increase of $47,000 in ATM and debit card fee income when comparing the two periods.  These increases were partially offset by the Company recognizing a net $39,000 loss on sale of available for sale securities during the quarter ended September 30, 2025.  The Company did not sell any securities during the quarter ended September 30, 2024.

Noninterest expenses increased $540,000 for the quarter ended September 30, 2025 as compared to the same period in 2024. This was primarily due to increases in occupancy and equipment and compensation and benefits expenses of $331,000 and $202,000, respectively. The increase in occupancy and equipment expenses is primarily due to costs for the demolition and subsequent rebuilding of one of the Bank’s Bullitt County branches in addition to a loss recognized for the remaining net book value of assets associated with the branch.  The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments.

Income tax expense increased $530,000 for the quarter ended September 30, 2025 as compared to the same period in 2024 resulting in an effective tax rate of 19.2% for the quarter ended September 30, 2025, compared to 15.6% for the same period in 2024.  The increase in the Bank’s effective tax rate for the quarter reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Results of Operations for the Nine Months Ended September 30, 2025 and 2024

For the nine months ended September 30, 2025, the Company reported net income of $11.5 million, or $3.43 per diluted share, compared to net income of $8.7 million, or $2.59 per diluted share, for the same period in 2024.

Net interest income after provision for credit losses increased $4.9 million for the nine months ended September 30, 2025 compared to the same period in 2024.  Interest income increased $4.8 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.44% for the nine months ended September 30, 2024 to 4.80% for the same period in 2025, in addition to an increase in the average balance of interest-earning assets from $1.14 billion for the nine months ended September 30, 2024 to $1.19 billion for the same period in 2025.  Interest expense increased $198,000 as the average cost of interest-bearing liabilities decreased from 1.72% for the nine months ended September 30, 2024 to 1.67% for the same period in 2025 while the average balance of interest-bearing liabilities increased from $846.8 million for the nine months ended September 30, 2024 to $886.0 million for the same period in 2025.  As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.16% for the nine months ended September 30, 2024 to 3.55% for the same period in 2025. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the nine months ended September 30, 2024 to the nine months ended September 30, 2025.

(1) Reconciliations of the non–U.S. Generally Accepted Accounting Principles (“GAAP”) measures are set forth at the end of this press release.

Based on management’s analysis of the ACL on loans and unfunded loan commitments, the provision for credit losses decreased from $1.1 million for the nine months ended September 30, 2024 to $794,000 for the nine months ended September 30, 2025. The decrease was due to a decrease in non-performing loans and management’s assessment of the macroeconomic environment. The Bank recognized net charge-offs of $214,000 and $149,000 for the nine months ended September 30, 2025 and 2024, respectively.

Noninterest income increased $450,000 for the nine months ended September 30, 2025 as compared to the nine months ended September 30, 2024.  The increase is primarily due to the Company recognizing a $127,000 gain on equity securities for the nine months ended September 30, 2025 compared to a loss of $270,000 for the same period in 2024.  In addition, the Company also recognized a $90,000 increase in gains on sale of loans and a $39,000 increase in service charges on deposits when comparing the two periods.  These were partially offset by the Company recognizing a net $94,000 loss on sale of available for sale securities for the nine months ended September 30, 2025 compared to a net gain of $32,000 on sale of available for sale securities for the same period in 2024.

Noninterest expenses increased $1.5 million for the nine months ended September 30, 2025 as compared to the same period in 2024. This was primarily due to increases in compensation and benefits and occupancy and equipment expenses of $769,000 and $560,000, respectively, when comparing the two periods. The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits. The increase in occupancy and equipment expenses is primarily due to costs associated with snow removal across the Company’s branch network in the first quarter of 2025, as well as losses on the disposal of premises and equipment associated with two of the Bank’s branches, the upgrade of the Company’s call center system, and the demolition of one of the Bank’s branches.

Income tax expense increased $1.1 million for the nine months ended September 30, 2025 as compared to the same period in 2024 resulting in an effective tax rate of 18.4% for the nine months ended September 30, 2025, compared to 15.0% for the same period in 2024.  The increase in the Bank’s effective tax rate for the nine months ended September 30, 2025 reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Comparison of Financial Condition at September 30, 2025 and December 31, 2024

Total assets were $1.24 billion at September 30, 2025 compared to $1.19 billion at December 31, 2024.  Securities available for sale, net loans receivable and cash and cash equivalents increased $32.4 million, $11.1 million, and $6.3 million, respectively, from December 31, 2024 to September 30, 2025. Deposits increased $28.3 million from $1.07 billion at December 31, 2024 to $1.09 billion at September 30, 2025.  Nonperforming assets (consisting of nonaccrual loans, accruing loans 90 days or more past due, and foreclosed real estate) decreased from $4.4 million at December 31, 2024 to $3.9 million at September 30, 2025.

The Bank currently has 17 offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; the quality and composition of the loan and investment portfolios; loan demand; deposit flows; changes in accounting principles and guidelines; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:

Joshua P. Stevens

Chief Financial Officer

812-738-1570

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA	2025	2024	2025	2024
(Dollars in thousands, except per share data)

Total interest income	$14,658	$13,224	$42,044	$37,279
Total interest expense	3,702	4,099	11,095	10,897
Net interest income	10,956	9,125	30,949	26,382
Provision for credit losses	150	463	794	1,103
Net interest income after provision for credit losses	10,806	8,662	30,155	25,279

Total non-interest income	2,306	1,800	6,172	5,722
Total non-interest expense	7,564	7,024	22,239	20,781
Income before income taxes	5,548	3,438	14,088	10,220
Income tax expense	1,067	537	2,591	1,532
Net income	4,481	2,901	11,497	8,688
Less net income attributable to the noncontrolling interest	3	3	9	10
Net income attributable to First Capital, Inc.	$4,478	$2,898	$11,488	$8,678

Net income per share attributable to
First Capital, Inc. common shareholders:
Basic	$1.34	$0.87	$3.43	$2.59

Diluted	$1.34	$0.87	$3.43	$2.59

Weighted average common shares outstanding:
Basic	3,348,618	3,347,236	3,347,380	3,345,863

Diluted	3,350,008	3,347,236	3,349,321	3,345,863

OTHER FINANCIAL DATA

Cash dividends per share	$0.31	$0.29	$0.89	$0.83
Return on average assets (annualized)	1.45%	0.97%	1.26%	0.99%
Return on average equity (annualized)	14.29%	10.48%	12.70%	10.84%
Net interest margin	3.64%	3.12%	3.48%	3.09%
Net interest margin (tax-equivalent basis) (1)	3.71%	3.19%	3.55%	3.16%
Interest rate spread	3.21%	2.66%	3.06%	2.65%
Interest rate spread (tax-equivalent basis) (1)	3.28%	2.72%	3.13%	2.72%
Net overhead expense as a percentage of average assets (annualized)	2.44%	2.35%	2.44%	2.38%

	September 30,	December 31,
BALANCE SHEET INFORMATION	2025	2024

Cash and cash equivalents	$112,177	$105,917
Interest-bearing time deposits	2,205	2,695
Investment securities	428,627	396,243
Gross loans	652,193	640,480
Allowance for credit losses	9,861	9,281
Earning assets	1,167,634	1,119,944
Total assets	1,235,477	1,187,523
Deposits	1,094,733	1,066,439
Stockholders' equity, net of noncontrolling interest	132,441	114,599
Allowance for credit losses as a percentage of gross loans	1.51%	1.45%
Non-performing assets:
Nonaccrual loans	3,866	4,382
Accruing loans past due 90 days	—	—
Foreclosed real estate	—	—
Regulatory capital ratios (Bank only):
Community Bank Leverage Ratio (2)	10.82%	10.57%

(1)  See reconciliation of GAAP and non-GAAP financial measures for additional information relating to the calculation of this item.

(2)  Effective March 31, 2020, the Bank opted in to the Community Bank Leverage Ratio (CBLR) framework. As such, the other regulatory ratios are no longer provided.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Three Months ended September 30,
	2025			2024
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$640,178	$10,323	6.45%	$627,244	$9,633	6.14%
Tax-exempt (3)	10,328	109	4.22%	10,405	105	4.04%
Total loans	650,506	10,432	6.41%	637,649	9,738	6.11%

Investment securities:
Taxable (4)	318,628	2,282	2.86%	328,441	1,757	2.14%
Tax-exempt (3)	118,840	866	2.91%	118,360	795	2.69%
Total investment securities	437,468	3,148	2.88%	446,801	2,552	2.28%

Interest bearing deposits with banks (5)	115,623	1,283	4.44%	83,761	1,123	5.36%

Total interest earning assets	1,203,597	14,863	4.94%	1,168,211	13,413	4.59%

Non-interest earning assets	33,930			28,584
Total assets	$1,237,527			$1,196,795

Interest bearing liabilities:
Interest-bearing demand deposits	$437,040	$1,318	1.21%	$452,173	$1,777	1.57%
Savings accounts	227,997	154	0.27%	226,683	205	0.36%
Time deposits	226,309	2,230	3.94%	163,271	1,706	4.18%
Total deposits	891,346	3,702	1.66%	842,127	3,688	1.75%

FHLB Advances	—	—	—	—	—	—
Bank Term Funding Program Borrowings	—	—	—	33,625	411	4.89%
Total interest bearing liabilities	891,346	3,702	1.66%	875,752	4,099	1.87%

Non-interest bearing liabilities
Non-interest bearing deposits	211,573			202,404
Other liabilities	9,236			8,004
Total liabilities	1,112,155			1,086,160
Stockholders' equity (6)	125,372			110,635
Total liabilities and stockholders' equity	$1,237,527			$1,196,795

Net interest income (tax-equivalent basis)		$11,161			$9,314
Less: tax equivalent adjustment		(205)			(189)
Net interest income		$10,956			$9,125

Interest rate spread			3.21%			2.66%
Interest rate spread (tax-equivalent basis) (7)			3.28%			2.72%
Net interest margin			3.64%			3.12%
Net interest margin (tax-equivalent basis) (7)			3.71%			3.19%
Ratio of average interest earning assets to average interest bearing liabilities			135.03%			133.40%

(1)  Interest income on loans includes fee income of $202,000 and $159,000 for the three months ended September 30, 2025 and 2024, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7) Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Nine Months ended September 30,
	2025			2024
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$638,950	$30,172	6.30%	$623,208	$28,226	6.04%
Tax-exempt (3)	10,632	337	4.23%	9,290	254	3.65%
Total loans	649,582	30,509	6.26%	632,498	28,480	6.00%

Investment securities:
Taxable (4)	312,409	6,146	2.62%	339,525	5,179	2.03%
Tax-exempt (3)	118,714	2,529	2.84%	122,115	2,491	2.72%
Total investment securities	431,123	8,675	2.68%	461,640	7,670	2.22%

Interest bearing deposits with banks (5)	104,396	3,462	4.42%	42,962	1,706	5.29%

Total interest earning assets	1,185,101	42,646	4.80%	1,137,100	37,856	4.44%

Non-interest earning assets	32,472			27,721
Total assets	$1,217,573			$1,164,821

Interest bearing liabilities:
Interest-bearing demand deposits	$438,971	$4,061	1.23%	$432,126	$4,551	1.40%
Savings accounts	227,231	482	0.28%	232,382	650	0.37%
Time deposits	219,751	6,552	3.98%	146,939	4,396	3.99%
Total deposits	885,953	11,095	1.67%	811,447	9,597	1.58%

FHLB Advances	—	—	—	2,319	99	5.69%
Bank Term Funding Program Borrowings	—	—	—	33,055	1,201	4.84%
Total interest bearing liabilities	885,953	11,095	1.67%	846,821	10,897	1.72%

Non-interest bearing liabilities
Non-interest bearing deposits	202,719			204,267
Other liabilities	8,287			6,959
Total liabilities	1,096,959			1,058,047
Stockholders' equity (6)	120,614			106,774
Total liabilities and stockholders' equity	$1,217,573			$1,164,821

Net interest income (tax-equivalent basis)		$31,551			$26,959
Less: tax equivalent adjustment		(602)			(577)
Net interest income		$30,949			$26,382

Interest rate spread			3.06%			2.65%
Interest rate spread (tax-equivalent basis) (7)			3.13%			2.72%
Net interest margin			3.48%			3.09%
Net interest margin (tax-equivalent basis) (7)			3.55%			3.16%
Ratio of average interest earning assets to average interest bearing liabilities			133.77%			134.28%

(1)  Interest income on loans includes fee income of $599,000 and $517,000 for the nine months ended September 30, 2025 and 2024, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7)  Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Management uses these “non-GAAP” measures in its analysis of the Company's performance.  Management believes that these non-GAAP financial measures allow for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a further understanding of the Company's ongoing operations.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(Dollars in thousands)
Net interest income (A)	$10,956	$9,125	$30,949	$26,382
Add: Tax-equivalent adjustment	205	189	602	577
Tax-equivalent net interest income (B)	11,161	9,314	31,551	26,959
Average interest earning assets (C)	1,203,597	1,168,211	1,185,101	1,137,100
Net interest margin (A)/(C)	3.64%	3.12%	3.48%	3.09%
Net interest margin (tax-equivalent basis) (B)/(C)	3.71%	3.19%	3.55%	3.16%

Total interest income (D)	$14,658	$13,224	$42,044	$37,279
Add: Tax-equivalent adjustment	205	189	602	577
Total interest income tax-equivalent basis (E)	14,863	13,413	42,646	37,856
Average interest earning assets (F)	1,203,597	1,168,211	1,185,101	1,137,100
Average yield on interest earning assets (D)/(F); (G)	4.87%	4.53%	4.73%	4.37%
Average yield on interest earning assets tax-equivalent (E)/(F); (H)	4.94%	4.59%	4.80%	4.44%
Average cost of interest bearing liabilities (I)	1.66%	1.87%	1.67%	1.72%
Interest rate spread (G)-(I)	3.21%	2.66%	3.06%	2.65%
Interest rate spread tax-equivalent (H)-(I)	3.28%	2.72%	3.13%	2.72%